Exhibit 99.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Jeffrey R. Mistarz, the Chief Financial Officer of Electric City Corp., certify that (i) the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-QSB for the Quarterly Period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-QSB for the Quarterly Period ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Electric City Corp. and its subsidiaries.

/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz
Chief Financial Officer
May 15, 2003